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                                                                   Exhibit 10.70

                                 AMENDMENT NO. 3
                                     TO THE
                     BROWN & WILLIAMSON TOBACCO CORPORATION
                                HEALTH CARE PLAN
                             FOR SALARIED EMPLOYEES

     THIS AMENDMENT NO. 3 to the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the "Plan"), as amended through March 8, 2004, is made and entered into the 30th day of December, 2004. The provisions of this Amendment shall be effective as of July 30, 2004;

                                   WITNESSETH:

     WHEREAS, Reynolds American Inc. ("RAI") maintains the Plan for the benefit of former employees of Brown & Williamson Tobacco Corporation who are employed in "transitional employment" (as such term is defined in the Plan) by RAI or any of its subsidiaries and affiliates designated as participating companies; and

     WHEREAS, the RAI Employee Benefits Committee (the "Committee"), by actions taken on December 30, 2004, authorized amendments to the Plan to modify various Plan provisions to reflect the transactions contemplated by the Business Combination (as such term is defined in the Plan) and make other administrative changes to the Plan; and

     WHEREAS, such action of the Committee further authorized the members of the Committee to perform any and all acts and execute any and all documents that they may deem necessary to effectuate the Committee's resolutions;

     NOW, THEREFORE, the Plan hereby is amended as follows:

                                       1.

     The first sentence of the Preamble of the Plan is hereby amended in its entirety to read as follows:

     "The Sponsoring Company adopted the Brown & Williamson Tobacco Corporation Comprehensive Health Care Plan and Separate Operations for Salaried Employees (the "Prior Plan"), effective as of July 1, 1988, to provide health care benefits to Eligible Employees of the Brown & Williamson Tobacco Corporation, BATUS, Inc., Brown & Williamson Industries, Inc., and effective as of December 1, 1988, B.A.T. Capital Corporation, and their eligible dependents."

                                       2.

     The first sentence of the second paragraph of the Preamble of the Plan is hereby amended in its entirety to read as follows:


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     "Effective January 1, 1992, the Sponsoring Company amended and restated in its entirety the Prior Plan under the name of the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the "Plan") which incorporated into a single plan document all plans providing self-insured health care benefits to salaried employees of the Company and their eligible dependents."

                                       3.

     The last two paragraphs of the Preamble of the Plan are hereby amended be deleting the term "Company" and replacing it with the term "Sponsoring Company" each place it appears therein.

                                       4.

     The first paragraph of Section 1.45(c) of the Plan is hereby amended in its entirety to read as follows:

     "Effective as of the Closing of the Business Combination, the provisions set forth below shall apply."

                                       5.

     Section 1.52 of the Plan is hereby amended in its entirety to read as follows:

     "1.52 Plan Administrator or Administrator. The terms "Plan Administrator" or "Administrator" means, for the period from July 30, 2004 to August 17, 2004, the RJR Employee Benefits Committee, and thereafter means the RAI Employee Benefits Committee, as described in Section 13.01."

                                       6.

     Article 1 of the Plan is hereby amended by adding a new Section 1.66A, immediately following Section 1.66, to read as follows:

     "1.66A Sponsoring Company.  The term "Sponsoring Company" means Reynolds
          American Inc." Prior to the Closing, the term "Sponsoring Company" meant Brown & Williamson Tobacco Corporation."

                                       7.

     Section 2.01(b) is amended in its entirety to read as follows:

     (b) Except as otherwise provided in Section 2.01, the following eligibility rules shall apply:


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          (1)  any Eligible Employee who is transferred from a business operation which, prior to March 1, 1995, was part of The American Tobacco Company or Golden Belt Manufacturing Company shall commence participation in the Plan as provided in this Section
               2.01 on the later of March 1, 1995 or transfer to employment as an Eligible Employee; and

          (2) former employees of Brown & Williamson Tobacco Corporation (or a Related Company) who are employed by RAI pursuant to the "Business Combination" at and after "Closing" (as such terms are defined in Section 1.08(a)) or individuals who, prior to July 30, 2004, received written job offers from management of Brown & Williamson Tobacco Corporation for employment in the Brown & Williamson Federal Credit Union and became employed by RAI on or after July 30, 2004 ("Credit Union Employees"), in either case for a "transition period" (as defined in paragraph (3) below), and who were Participants in the Plan immediately prior to Closing, or who first become eligible to participate while in "transitional employment" (as defined in paragraph (3) below) (taking into account service before and after Closing), shall continue to be (or, as applicable, shall become) eligible to participate in the Plan in all respects until the first to occur of (i) termination of employment for any reason, or (ii) commencement of "regular employment" with RAI (as defined in paragraph (3) below).

          (3) For purposes of this Plan, the term "regular employment" means full- or part-time ongoing employment with RAI that is not classified by RAI as transitional employment. An employee is considered to be in "transitional employment" if his or her employment is transferred to RAI in connection with the Business Combination or he or she is a Credit Union Employee, and the employee is employed within the B&W Division of RAI for a limited period of time (a "transition period").

                                       8.

     Section 2.01(c) of the Plan is hereby amended by (i) deleting the word "and" at the end of Section 2.01(c)(6), (ii) deleting the "." at the end of
Section 2.01(c)(7) and replacing it with a "," and (iii) amending Sections 2.01(c)(8) and (9) in their entirety to read as follows:

          (8) except as provided in Section 2.01(b)(2) with respect to Credit Union Employees, any individual who was not an Employee of the Company as defined in Section 1.08(a)(2) immediately prior to Closing, and

          (9) salaried Employees who enter into "regular employment" (as defined in Section 2.01(b)(3)) with RAI at and after Closing, effective the date such regular employment commences.

                                       9.


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     Section 2.03(a)(3) of the Plan is hereby amended by adding the phrase
"which has not adopted the Plan" immediately following the term "Related Company" where it appears therein.

                                       10.

     Section 2.10(a) of the Plan is hereby amended by deleting the term "Company" and replacing it with the term "Plan Administrator" where it appears therein.

                                       11.

     Section 12.08 of the Plan is hereby amended in its entirety to read as follows:

     "12.08 HIPAA PrivacyRule. Notwithstanding anything in this Plan to the contrary, the Plan shall be operated in accordance with the Health Insurance Portability and Accountability Act.

     (a)  Disclosure of PHI to the Company

          (1) The Plan may disclose to the Company "summary health information," as that term is defined in the Standards for Privacy of Individually Identifiable Health Information, 45 CFR
               Part 160 and Part 164, subparts A and E (the "Privacy Rule"), for the purpose of allowing the Company to: (i) obtain bids from insurers for providing health insurance coverage under the Plan; or (ii) amend or terminate the Plan.

          (2) The Plan may disclose to the Company enrollment or disenrollment information regarding an individual.

          (3) The Plan may disclose an individual's protected health information, as that term is defined in the Privacy Rule ("PHI"), to the Company if authorized by the individual to make such disclosure in accordance with the Privacy Rule.

          (4) Except as provided in Sections 12.08(a)(1), (2) and (3) above and subject to the other provisions of this Section 12.08, the Plan may disclose the PHI of a Participant of the Plan or his or her Dependent-Participant, if any, to the Company only as necessary to enable the Company to perform "Plan Administration Functions" on behalf of the Plan.

          (5) The term "Plan Administration Functions" shall have the same meaning ascribed to it by the Privacy Rule and shall include those activities that meet the Privacy Rule's definition of "Payment" or "Health Care Operations," including, without limitation, activities related to claims processing, auditing, eligibility or coverage decisions, utilization review, billing and collections, coordination of benefits, claims management, quality assurance, case management, and benefit design. Notwithstanding the foregoing, the term "Plan Administration Functions" shall not include


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               any activities related to (i) obtaining bids from health insurers for the purpose of providing health insurance coverage under the Plan; (ii) amending or terminating the Plan; or (iii) enrollment or disenrollment in the Plan.

     (b)  Use and Disclosure of PHI by the Company

          (1) The Company may use and/or disclose the PHI that it receives from the Plan pursuant to Section 12.08(a)(4) to the extent necessary to perform Plan Administration Functions or as required by law. The following Employees of the Company assist with Plan Administration Functions, and in connection with those job responsibilities, may use and/or disclose PHI that is received from the Plan:

               (A)  The designated Privacy Official and Privacy Contact;

               (B) Employees who work in the Company's human resources department and have responsibility for the Plan;

               (C) Employees who work in the Company's benefits department and have responsibility for the Plan;

               (D) Employees who work in the Company's legal department and have responsibility for the Plan;

               (E) Employees who work in the Company's finance department and have responsibility for the Plan, including auditing and plan accounting functions; and

               (F) Employees who work in the Company's payroll department and have responsibility for payroll deductions relating to the Plan.

     (c)  Plan Sponsor Certification

          (1) The Plan may disclose an individual's PHI to the Company pursuant to Section 12.08(a)(4) only upon receipt of a certification from the Company that the Plan has been amended consistent with the Privacy Rule, as reflected in this Section, and that the Company will comply with the provisions of this Section, including the provisions of Section 12.08(c)(2) below.

          (2) If the Plan discloses an individual's PHI to the Company pursuant to Section 12.08(a)(4), the Company agrees and certifies as follows:

               (A) The Company will not use or disclose such PHI other than as permitted by the Plan or as required by law.


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               (B)  The Company will ensure that any agents to whom it provides such PHI agree to the same restrictions and conditions applicable to the Company with respect to the PHI.

               (C) The Company will not use or disclose such PHI for employment-related actions and decisions or in connection with any other employee benefit plan sponsored by the Company.

               (D) The Company will report to the Plan any known use or disclosure of such PHI which is inconsistent with the permitted uses or disclosures of the PHI.

               (E) To the extent such PHI is part of a "Designated Record Set" ("DRS"), as that term is defined by the Privacy Rule, the Company will allow the individual that is the subject of the PHI to access and copy the PHI in accordance with the Privacy Rule.

               (F) To the extent such PHI is part of a DRS, the Company will make such PHI available for amendment or will incorporate any amendments to the PHI in accordance with the Privacy Rule.

               (G) The Company will make available such information as is required to allow the Plan to provide an accounting of disclosures of PHI to an individual in accordance with the Privacy Rule.

               (H) The Company will make its internal practices, books and records relating to the use and disclosure of PHI received from the Plan available to the Secretary of the Department of Health and Human Services as necessary for the Secretary to determine the Plan's compliance with the Privacy Rule.

               (I) If feasible, the Company will return or destroy all PHI received from the Plan once it is no longer needed for the purpose for which the disclosure was made, and if the return or destruction of the PHI is not feasible, the Company will limit the future use and disclosure of such information to those purposes which make the return or destruction of the information infeasible.

               (J) The Company will provide for adequate separation between the Plan and Company, in the manner described in the Privacy Rule and this Section.


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     (d)  Non-Compliance.  If any of the individuals identified in Section
          12.08(c) fails to comply with the provisions of this Section, he or she will be subject to the Plan's HIPAA Privacy Policies and Procedures regarding sanctions for violating the Privacy Rule.

     (e) HIPAA Privacy Rule Controls over Conflicting Provisions. If there is any conflict between the provisions of this Section 12.08 and the remaining provisions of the Plan, the provisions of this Section 12.08 will control."

                                       12.

     Article 12 of the Plan is hereby amended by adding a new Section 12.09 to the end thereof to read as follows:

     "12.09 Adoption/Withdrawal of Participating Companies.

     (a) Any Related Company may, with the consent of the Plan Administrator, adopt the Plan and thereby become a participating Company hereunder by executing an instrument evidencing such adoption and filing a copy thereof with the Plan Administrator. By this adoption of the Plan, participating Companies (other than the Sponsoring Company) shall be deemed to consent to actions taken by the Sponsoring Company in entering into any arrangements for the purpose of providing benefits under the Plan, and to authorize the Sponsoring Company and/or the Plan Administrator on behalf of the participating Company to take any actions within the authority of the Sponsoring Company under the terms of the Plan.

     (b) Notwithstanding the foregoing, in the case of any participating Company that adopts the Plan and thereafter (i) ceases to exist or
          (ii) withdraws or is eliminated from the Plan, it shall not thereafter be considered a participating Company thereunder and the Employees of such participating Company shall no longer be eligible to participate in the Plan. Any participating Company (other than the Sponsoring Company) which adopts the Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that such terminating participating Company shall continue to be a participating Company for the purposes hereof as to Participants and Dependent-Participants to whom it owes obligations hereunder, unless the Sponsoring Company or the Plan Administrator directs otherwise.

     (c) Effective as of the Closing, R.J. Reynolds Tobacco Company is the only Related Company that has adopted the Plan and become a participating Company hereunder."


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                                       13.

     Article 13 of the Plan is hereby amended in its entirety to read as follows:

                                   "ARTICLE 13
                               Plan Administration

     13.01 Plan Administrator. The Plan Administrator shall administer the Plan and shall be the "named fiduciary" for the Plan. Nothing herein shall restrict the Sponsoring Company's right to remove a Plan Administrator at any time. The Plan Administrator shall be responsible for the day-to-day administration of the Plan; provided that the Plan Administrator may delegate its administrative duties to one or more Benefits Administration Committees or Claims Administrators as set forth in Section 13.04 below. The Sponsoring Company's sole responsibility with respect to the administration of the Plan is to appoint or remove the Plan Administrator.

     13.02 Duties and Powers of the Plan Administrator. The Plan Administrator shall have the following duties, responsibilities and authority with respect to the administration of the Plan:

     (a) Complete discretionary authority to construe and interpret the Plan including, without limitation, determining an Employee's eligibility to participate in and receive benefits under the Plan, correcting any defect, supplying and omitting and reconciling any inconsistency;

     (b) To prescribe procedures to be followed by Eligible Employees and Participants in making elections, filing claims, and any other administrative procedure necessary to properly administer the Plan. Notwithstanding any other provision of the Plan, the Plan Administrator and any Claims Administrator may prospectively revise their rules and procedures whenever they deem it appropriate, even if this causes inconsistency with prior decisions or results;

     (c) To prepare and distribute information explaining the Plan to Eligible Employees and Participants;

     (d) To receive from the Company, the Eligible Employees and Participants such information as may be necessary or desirable for the proper administration of the Plan;

     (e) To employ such persons, including, but not limited to, actuaries, accountants, and counsel, as it deems appropriate, to perform such duties as may from time to time be required either by administrative convenience or necessity or under ERISA or under the Code and to render advice upon request with regard to any matters arising under the Plan;


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     (f)  To prepare and file any reports or returns with respect to the Plan required under applicable law;

     (g) To take all other steps deemed necessary or appropriate to properly administer the Plan in accordance with its terms and the requirements of applicable law; and

     (h) To act in accordance with all applicable laws governing applicable fiduciary standards.

     13.03 Rules and Decisions. The Plan Administrator shall decide any matter, and may adopt any rule or procedure, regarding eligibility, benefits, claims, or any other issue arising under the Plan that it deems necessary, desirable or appropriate in the administration of the Plan, including factual determinations. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Eligible Employees and Participants in similar circumstances and shall be conclusive and binding on all persons having an interest in the Plan. When making any decision or determination, the Plan Administrator or its delegate shall be entitled to rely upon, without further inquiry, such information as may be furnished to it by an Eligible Employee or Participant, the Company, legal counsel, or the administrator of another plan.

     13.04 Delegation and Allocation of Responsibility of the Plan
          Administrator.

     (a) The Plan Administrator, in its discretion, may delegate its administrative duties and responsibilities to one or more Benefits Administration Committees each consisting of three or more persons, who shall be appointed by and serve at the pleasure of the Plan Administrator and one or more of whom may also be members of the RAI Employee Benefits Committee. Vacancies in the Benefits Administration Committees shall be filled by the Plan Administrator but the Benefits Administration Committees may act, notwithstanding any vacancies, so long as there are at least two members of such Committee. The members of a Benefits Administration Committee shall serve without compensation for their services as such, but shall be reimbursed by the Sponsoring Company for all necessary expenses incurred in the discharge of their duties.

     (b) Subject to restrictions imposed by the Plan Administrator, a Benefits Administration Committee's powers shall include the following powers:

          (1) to interpret provisions of the Plan with respect to eligibility, service, and determination of benefits,

          (2) to recommend and implement coverage level and Participant contribution amount changes for the Plan,

          (3)  to authorize the payment of routine expenses of the Plan,

          (4) to prepare and/or approve the filing of required governmental reports,


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          (5)  to review medical child support orders to determine compliance with the qualified medical child support order rules of ERISA section 609(a)(2),

          (6)  to maintain Plan records, and

          (7)  to prepare Employee announcements, forms and procedures.

          A Benefits Administration Committee, at its discretion, may delegate ministerial and clerical duties to assistants, including Employees in a Company's Employee Benefits department. A Benefits Administration Committee, at its discretion, may identify and retain Claims Administrators with respect to various benefits under the Plan. The designation of a Claims Administrator under the Plan shall constitute an express grant to the Claims Administrator of discretionary authority to determine eligibility for Plan benefits, based on information provided by the Company, Participants and Providers, including determinations of Medical Necessity, determinations pursuant to Pre-Admission and Continued Stay Reviews, and other predeterminations, precertifications and preapprovals required under the Plan.

     13.05 Indemnity. To the extent not insured against by any insurance company pursuant to the provisions of any applicable insurance policy, the Sponsoring Company shall indemnify and hold harmless the Plan Administrator, the members of any Benefits Administration Committee and their assistants from any and all claims, demands, lawsuits, or proceedings in connection with the Plan, including the expenses of defense, provided, that such indemnification shall not apply to any person for such person's act of willful misconduct or as otherwise prohibited by law.

     13.06 Fiduciary Duties and Responsibilities. Each Plan fiduciary will discharge his or its duties with respect to the Plan solely in the interest of the Participants; for the exclusive purpose of providing benefits to such individuals and defraying reasonable expenses of administering the Plan; and in accordance with the terms of the Plan. Each fiduciary, in carrying out such duties, will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority. A fiduciary may serve in more than one fiduciary capacity. Unless liability is otherwise provided under Section 405 of ERISA, a named fiduciary will not be liable for any act or omission of any other party to the extent that
          (a) such responsibility was properly allocated to such other party as a named fiduciary, or (b) such other party has been properly designated to carry out such responsibility pursuant to the procedures set forth above."

                                       14.

     Article 14 of the Plan is hereby amended by deleting the term "Company" and replacing it with the term "Sponsoring Company" where it appears therein.


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                                       15.

     The second sentence of Section 15.01 of the Plan is hereby amended in its entirety to read as follows"

     "The Company (other than the Sponsoring Company) may also make payment of the benefits provided for its Employees who are Participants in the Plan from its general assets."

                                       16.

     Section A1.03 of Exhibit A to the Plan is hereby amended by deleting the term "Company" and replacing it with "Sponsoring Company" each place it appears therein.

     IN WITNESS WHEREOF, the undersigned member of the Committee has executed this Amendment No. 3 as of the day and year first written above.

                                        RAI Employee Benefits Committee


                                        By: /s/ McDara P. Folan, III
                                            ------------------------------------


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